UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2010

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.
     On February 25, 2010, we announced our consolidated financial results for the fourth quarter and year ended December 31, 2009. A copy of the press release announcing those results is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     On February 25, 2010, we posted a presentation to the Investor Relations section of our website at the following address: http://www.capitalsource.com/investor_relations.

Item 8.01.	Other Events.
     On February 25, 2010, we posted information regarding the tax treatment of our 2009 dividend distributions to the Investor Relations section of our website at the following address: http://www.snl.com/irweblinkx/divs.aspx?iid=4065646.
     Pursuant to the Indenture dated as of July 27, 2009, between CapitalSource Inc., CapitalSource Finance LLC and U.S. Bank National Association, as trustee, we made an offer to purchase for cash up to $40,755,000 aggregate principal amount of outstanding 12.75% First Priority Senior Secured Notes due 2014 and the related guarantee by CapitalSource Finance LLC (the “Notes”) following the sale of certain of our assets that we completed in December 2009. The offering closed on February 18, 2010 and no Notes were tendered.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.
     The information in all items of this Current Report and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in all items of this Current Report and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2010	/s/ JOSEPH TURITZ
Joseph Turitz
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Press Release issued by CapitalSource Inc. on February 25, 2010.